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[Symetra Financial logo]	Symetra Life Insurance Company
        			[Home Office: 777 108th Avenue NE, Suite 1200 | Bellevue, WA 98004-5135
        			Phone 1-800-796-3872 | TTY/TDD 1-800-833-6388 |www.symetra.com]
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WEALTH TRANSFER BENEFIT (WTB) RIDER
This rider is part of the Contract to which it is attached and is effective upon your Contract Date.
Capitalized terms not defined in this rider are defined in the Contract to which this rider is
attached.   In the case of a conflict with any provision in the Contract, the terms of this rider will control.  You elect this rider at the time you purchase your Contract.  The maximum age to elect this rider is shown on the WTB Rider Data Page.

This rider replaces the death benefit calculation as described in the "Death Benefit Payment Amount"
section in your Contract.

The WTB Additional Benefit, if any, is payable upon the death of the Owner or, in the case of joint Owners, upon the first death of either Owner. In the case of a non-natural Owner, the WTB Additional Benefit will be paid upon the death of the Annuitant, or in the case of joint
Annuitants, upon the first death of either Annuitant.  Any joint Owners or in the case of non-natural
Owners, joint Annuitants, covered by this rider must be spouses.

DEFINITIONS

	WTB Threshold: The sum of Purchase Payments reduced for withdrawals of Purchase Payments.
	Partial annuitizations are treated as withdrawals.
	WTB Threshold Cap:  The maximum WTB Threshold used to calculate the WTB Gain.
	The WTB Threshold Cap is shown on the WTB Rider Data Page.
	WTB Gain: The Contract Value minus the WTB Threshold.
	WTB Benefit Base: The WTB Gain multiplied by the WTB multiplier, as shown on the
	WTB Rider Data Page, plus the Contract Value.
	WTB Additional Benefit: The WTB Benefit Base minus the Contract Value.
	WTB Earnings: The amount by which your Contract Value exceeds your Purchase Payments.
	This amount will never be less than zero.

The WTB Threshold, WTB Threshold Cap, WTB Gain, WTB Benefit Base and WTB Additional Benefit are used solely to calculate the WTB. They cannot be withdrawn, surrendered or annuitized.

"WTB Earnings" as defined in this rider may not be the same as "earnings" for income tax purposes.

WTB RIDER CHARGE

The WTB rider charge will be deducted on the first Business Day of each Contract Month.  If a WTB rider charge is due, the charge is first deducted pro-rata from your Contract Value invested in the
Standard Sub-accounts.  If the amount available is not sufficient to cover the charge, we will take the remaining charge from your Contract Value invested in the Prepaid Annuity Sub-accounts on a pro-
rata basis.

The WTB rider charge is based upon an annual rate for the Owner's, or in the case of a non-natural
Owner, the Annuitant's, attained age and gender and upon whether the Contract is owned by single or joint Owners.  If the Contract is owned by joint Owners, the joint rider charge will be based on the attained age of the oldest joint Owner.  If the Contract is owned by a non-natural Owner and joint Annuitants are named, the rider charge will be based on the attained age of the oldest joint
Annuitant.  Because the WTB rider charge rate is based on attained age, the applicable rate will increase with each yearly increase of your attained age.  The WTB rider charge rate for a given attained age will never exceed the maximum annual guaranteed charge rate shown on the WTB Rider
Data Page.

Once the rate is determined, it is multiplied by the greater of:

	-	the WTB Additional Benefit;  and
	-	zero.

The resulting amount is then divided by twelve to determine that Contract Month's charge.  If the
WTB Additional Benefit is greater than zero we will assess the charge for the Contract Month.  If the WTB Additional Benefit is equal to or less than zero, no charge will be assessed for that
Contract Month.  Each Contract Month the charge will be recalculated.  As WTB Earnings increase, your
WTB rider charge will also increase.

The WTB rider charge will stop being deducted on the first Business Day of the Contract Month after the Business Day:

(a)	we are notified of your death;
(b)	the Owner requests cancellation of the rider;
(c)	the Contract is surrendered;
(d)	you replace or add an Owner;
(e)	you assign the Contract;
(f)	you replace or add an Annuitant;
(g)	you annuitize the entire Contract Value; or
(h)	the oldest Owner's, or in the case of a non-natural Owner, the oldest Annuitant's,
	attained age exceeds the maximum WTB rider coverage age shown on the WTB Rider Data Page.
Any rider charges assessed after your death will be refunded.

THE BENEFIT

The WTB is calculated as follows:

	(a)	any WTB Additional Benefit in effect on your date of death (if greater than zero);
	plus
	(b)	your Contract Value as of the date we make payment;
	plus
	(c)	a refund of any WTB rider charges deducted after your death;
	plus
	(d)	any interest required by law.

The WTB Additional Benefit is calculated on the first Business Day of each Contract Month and remains constant for the entire Contract Month.  If the WTB Additional Benefit is greater than zero on the first Business Day of the Contract Month of your death, the WTB Additional Benefit will be added to your Contract Value.  After due proof of death is received in Good Order, the WTB Additional Benefit will be allocated to the money market Sub-account, unless directed otherwise.  If the WTB Additional Benefit is equal to or less than zero on the first Business
Day of the Contract Month of your death, no WTB Additional Benefit will be added to your Contract
Value.  The annual report for your Contract will show the WTB Additional Benefit and any related charges for the WTB rider.

Withdrawals have an impact on the WTB Additional Benefit calculation.  Withdrawals are first taken from the WTB Gain on a dollar for dollar basis.  Any withdrawals in excess of the WTB Gain will reduce the WTB Threshold on a dollar for dollar basis.

LIMITATIONS ON WTB AMOUNTS

Maximum WTB Additional Benefit
The WTB Additional Benefit will be limited to the maximum amount shown on the WTB Rider Data Page.
Any other WTB riders you purchase will be aggregated for the purpose of applying the maximum
WTB Additional Benefit.

WTB Threshold Cap
Your WTB Threshold is subject to the WTB Threshold Cap as shown on the WTB Rider Data Page. Any other WTB riders you purchase will be aggregated for the purpose of applying the WTB Threshold Cap.

	Applying the WTB Threshold Cap
	For purposes of applying the WTB Threshold Cap, we divide your Purchase Payments into
	covered and uncovered portions, where your covered portion equals your WTB Threshold
	up to the WTB Threshold Cap, and the uncovered portion equals any remaining Purchase
	Payments. We calculate the covered portion, as well as any uncovered portion, after
	each Purchase Payment is added to your Contract Value and withdrawals are deducted from
	your Contract Value as described below.

	Impact of Purchase Payments
	If your WTB Threshold is less than the WTB Threshold Cap, Purchase Payments will
	increase your WTB Threshold until the WTB Threshold Cap is reached. Once the WTB Threshold
	Cap is reached, any remaining Purchase Payment amounts will be applied to the uncovered
	portion of your Contract Value.

	If your WTB Threshold exceeds the WTB Threshold Cap, the covered portion of your total
	Purchase Payments will initially be equal to the WTB Threshold Cap and the uncovered
	portion will be equal to the remaining amount of Purchase Payments.

	Impact of Withdrawals
	Withdrawals are deducted first from WTB Earnings and then from the WTB Threshold.  If
	the withdrawal amount exceeds the WTB Earnings in your Contract, the remaining withdrawal
	amount will be 	deducted from the WTB Threshold and proportionally reduce your covered
	and uncovered portions.

	For an example of how to apply the WTB Threshold Cap, see the WTB Examples below.

	Impact of Sub-account Performance
	Your total Contract Value may increase or decrease due to Sub-account investment
	performance. Sub-account performance will be allocated between the covered and uncovered
	portions of your Contract Value in the same proportion as the WTB Threshold Cap has to your
	remaining uncovered Purchase Payments.

SPOUSAL CONTINUATION

If your spouse chooses to continue the Contract and the WTB rider was in effect on the date of the Owner's death, the Contract Value will be increased by any applicable WTB Additional Benefit.
That amount will be added as of the Business Day due proof of death is received by us in Good Order.
Unless directed otherwise, the amount will be allocated to the money market Sub-Account.

On the date of Contract continuation, if your surviving spouse is younger than the maximum issue age for the WTB rider shown on the WTB Rider Data Page, your surviving spouse can choose to continue the WTB rider that was in effect on the date of the Owner's death.  Rider continuation must be elected at the time your surviving spouse elects to continue the Contract.  The spousal continuation must be made in Good Order.

If your surviving spouse continues the rider, any future WTB rider charges will be based on your surviving spouse's attained age and gender.  Your surviving spouse will start with a new WTB
Threshold equal to the Contract Value on the Business Day of continuation, after any WTB Additional
Benefit has been added. Subsequent Purchase Payments will increase the WTB Threshold up to the
WTB Threshold Cap, and subsequent withdrawals will first reduce the WTB Gain on a dollar for dollar basis and then reduce the WTB Threshold on a dollar for dollar basis. There may be only one spousal continuation per Contract.

TERMINATION

You can terminate the WTB rider at any time, but once it is terminated, you may not re-elect it.

This rider will terminate on the earliest Business Day when:

	(a)	the WTB is paid under this Rider, unless your surviving spouse elects to
		continue the rider;
	(b)	the Owner requests cancellation of the rider;
	(c)	the Contract is surrendered;
	(d)	you add or replace an Owner;
	(e)	you assign the Contract;
	(f)	you add or replace an Annuitant;
	(g)	you annuitize the entire Contract Value; or
	(h)	the oldest Owner's, or in the case of non-natural Owners, the oldest
		Annuitant's, attained age exceeds the maximum WTB rider coverage age shown
		on the WTB Rider Data Page.

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                                            WTB EXAMPLES
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Example 1:  Calculating the WTB rider charge.  Assume you are a 60-year old male with Purchase
Payments totaling $100,000, no withdrawals have been made from your Contract and your Contract
Value is equal to $150,000.   On your Contract Month anniversary, we determine that the annual charge rate for a 60-year old male who elects the WTB rider is 0.9522%.  We calculate your WTB rider charge for that month as follows:

	Step 1:    Calculate your WTB Gain			=	$50,000
	Contract Value and subtracting the sum of your Purchase Payments minus withdrawals of
	Purchase Payments ($150,000-$100,000 - $0)

	Step 2:    Calculate your WTB Benefit Base 		=	$175,000
	Your WTB Gain multiplied by the WTB Multiplier plus your Contract Value ($50,000 x 50%) + $150,000))

	Step 3:  Subtract your Contract Value 			=	$ 25,000
	from your WTB Benefit Base
	($175,000-$150,000)

	Step 4:  Multiply that amount by the annual 		=	$19.84
	WTB rider charge rate and divide by twelve.
	The result is your WTB rider charge.
 	($25,000 x 0.9522%) /12
---------------------------------------------------------------------------------------

Example 2:  Assume that your Purchase Payments equal $750,000 and that you have
made no withdrawals during the life of the Contract.   We calculate your WTB Threshold
and any applicable uncovered Purchase Payment portion as follows:

	Step 1:    Calculate your WTB Threshold			=	$750,000
	Sum of your Purchase Payments minus withdrawals of Purchase Payments ($750,000 - $0)


	Step 2:    Calculate the covered portion of 		=	$750,000
	your Purchase Payments
	The lesser of the WTB Threshold and your WTB Threshold Cap ($750,000 [less than or equal to sign] $1,000,000)

	Because your WTB Threshold of $750,000 is less than WTB Threshold Cap of $1,000,000, the covered portion of Purchase Payments is equal to your WTB Threshold of $750,000.

	Step 3:    Calculate the uncovered portion of Purchase Payments
	Because your WTB Threshold is less than the WTB Threshold Cap, there aren't
	any Purchase Payments applied to the uncovered portion.
		---------------------------------------------------
		Covered Portion			Uncovered Portion
          	$750,000				$0
		---------------------------------------------------

Example 3:  An additional Purchase Payment applied to the covered and uncovered portions.
Assume that you send us an additional Purchase Payment in the amount of $500,000.  Assume that there have been no withdrawals made during the life of the Contract and your covered and
uncovered portions are equal to those shown in Example 1.   We apply the Purchase Payment
to the covered and uncovered portions as follows:
	---------------------------------------------------------------------------------------
	Starting 		Covered
	Amounts			 Portion		Uncovered Portion	WTB Threshold
				$750,000			$0		   $750,000
	---------------------------------------------------------------------------------------
	Step 1:    Apply Purchase Payment to the covered portion & calculate your WTB Threshold

	Covered portion plus the additional Purchase 			=	$1,250,000
	Payment ($750,000 + $500,000)

	Step 2:    Calculate the covered portion of Purchase Payments

	The lesser of your WTB Threshold and the WTB Threshold 		=	$1,000,000
	Cap ($1,250,000 = $1,000,000)

	Because your WTB Threshold of $1,250,000 is greater than the WTB Threshold Cap
	of $1,000,000, the covered portion of Purchase Payments is equal to $1,000,000.

	Step 3:    Calculate the  uncovered portion of Purchase Payments

	Your WTB Threshold minus the covered amount 			=	$250,000
	($1,250,000 - $1,000,000)
		---------------------------------------------------------------------
		Ending
		Amounts	     Covered Portion	Uncovered Portion	WTB Threshold
				$1,000,000	    $250,000	 	 $1,250,000
		---------------------------------------------------------------------

Example 4:  Withdrawals from the covered and uncovered portions.  Assume the same facts as shown in Example 2, except due to investment performance your Contract Value is now equal to
$1,300,000 and you request a $65,000 withdrawal.
	---------------------------------------------------------------------------------------
	Starting 		 Covered
	Amounts			 Portion		Uncovered Portion	WTB Threshold
				$1,000,000		     $250,000		  $1,250,000
	---------------------------------------------------------------------------------------
	Step 1:    Calculate the proportional impact the withdrawal will have on the covered
	and uncovered portions

	Covered portion divided by your WTB Threshold			 =	80%
	($1,000,000/$1,250,000)
	Uncovered portion divided by your WTB Threshold			 =	20%
	($250,000/$1,250,000)

		Covered Portion		Uncovered Portion
			80%			20%

	Step 2:    Calculate the gains from WTB Earnings in
	the Contract							 =	$50,000
	WTB Gain
	($1,300,000 - $1,250,000)


	Step 3.  Allocate the $65,000 withdrawal between WTB Earnings
	and WTB Threshold
	Because withdrawals are taken first from WTB Earnings
	and the withdrawal amount of $65,000 is greater than the
	WTB Earnings amount of $50,000, the remaining amount will be
	taken from the WTB Threshold.
	Withdrawal minus WTB Gain ($65,000 - $50,000)	      		=	$15,000

	Withdrawal from WTB Earnings 			Withdrawal from WTB Threshold
		$50,000						$15,000

	Step 4. Allocate the withdrawals of the WTB Threshold between the covered
	and uncovered portions
	Withdrawal from WTB Threshold multiplied by the covered portion
	($15,000 x 80%)	      						=	$12,000
	Withdrawal from WTB Threshold multiplied by the uncovered portion
	($15,000 x 20%)	      						=	$3,000

	Withdrawal from Covered Portion		Withdrawal from Uncovered Portion
		$12,000						$3,000

	Step 5.  Calculate the covered and uncovered portions after the
	withdrawal
	Previous covered portion minus the withdrawal from the covered
	portion ($1,000,000 - $12,000)	     				=	$988,000
	Previous uncovered portion minus the withdrawal from the
	uncovered portion ($250,000 - $3,000)	      			=	$247,000

		Covered Portion			Uncovered Portion
		   $988,000			   $247,000

		---------------------------------------------------------------------
		Ending
		Amounts	     Covered Portion	Uncovered Portion	WTB Threshold
				$988,000	    $247,000	 	 $1,235,000
		---------------------------------------------------------------------

Example 5:  Calculate the covered and uncovered portions of Contract Value and the impact of the withdrawal.  Assuming the same facts as shown in Example 3, we would calculate the withdrawal impact on the covered and uncovered Contract Value as follows:
	---------------------------------------------------------------------------------------
	Starting 		 		 Withdrawal from	Withdrawal from
	Amounts		 Contract Value 	 Covered Portion	Uncovered Portion
			  $1,300,000		     $12,000		  $3,000
	---------------------------------------------------------------------------------------
	Step 1:    Calculate the covered and uncovered portions of Contract Value

	Contract Value multiplied by the covered portion		=	$1,040,000
	($1,300,000 x 80%)
	Contract Value multiplied by the uncovered portion
	($1,300,000 x 20%)						=	$260,000

	Step 2:    Reduce the covered  and uncovered Contract Value by the withdrawal
	Covered Contract Value minus withdrawal from the covered portion
	($1,040,000- $12,000)						=	$1,028,000

	Uncovered Contract Value minus withdrawal from the uncovered
	portion   ($260,000- $3,000)					=	$257,000
		---------------------------------------------------------------------
		Ending
		Amounts	     Covered Contract Value	Uncovered Contract Value
				$1,028,000	    		$257,000
		---------------------------------------------------------------------
`
All other terms and conditions of the Contract remain unchanged.
								Symetra Life Insurance Company

								/s/Thomas M. Marra

								[Thomas M. Marra]
								[President]
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